Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 of WPP Group, Plc. on Form S-8 of our report dated June 2, 2004 appearing in this Annual Report on Form 11-K of Hill and Knowlton Retirement and 401k Savings Plan for the year ended December 31, 2003.

/s/  Deloitte & Touche LLP

New York, New York

June 28, 2004